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CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 1996, relating to the consolidated financial statements of Allegiant Bancorp, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

We also consent to the reference to us under the caption ``Experts'' in the Prospectus.



/s/ BDO Seidman LLP

St. Louis, Missouri
January 21, 1997